INCENT96-16
                  MERIDIAN INSURANCE GROUP INC.
               1996 EMPLOYEE INCENTIVE STOCK PLAN


                            ARTICLE I

                   Purpose and Effective Date

1.1. Purpose. The purpose of the Plan is to provide financial incentives for selected Key Employees of the Meridian Group, thereby promoting the long-term growth and financial success of the Meridian Group by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Meridian Group's capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected Key Employees to acquire and maintain ownership of Meridian Stock, (iv) motivating Key Employees to achieve long-range performance goals and objectives, and
     (v) providing incentive compensation opportunities competitive with those of other major corporations.

1.2. Effective Date and Expiration of Plan. The Plan shall be effective May 8, 1996. Unless earlier terminated by the Board pursuant to Section 7.3 the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

                           ARTICLE II

                           Definitions

The following words and phrases, as used in the Plan, shall have these meanings:

2.1 "Award" means individually or collectively, any Option, Tandem SAR, SAR, or Stock or Restricted Stock Award.

2.2  "Board" means the Board of Directors of the Company.

2.3  "Code" means the Internal Revenue Code of 1986, as amended.

2.4 "Committee" means a committee of not less than three persons appointed by the Board from the Compensation Committee of the Board or from the Executive Committee of the Board, each of whom shall be a Disinterested Person.

2.5 "Company" means Meridian Insurance Group, Inc. and its successors and assigns.

2.6 "Disinterested Person" means any person who, at the time discretion under the Plan is exercised, meets the definition of a "disinterested person" in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and then applicable to the Company.

2.7  "Effective Date" means May 8, 1996.

2.8 "Fair Market Value" means, as of any specified date, an amount equal to the mean between the reported high and low bid prices of Meridian Stock on the specified date on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or, if no such quotation is available, the fair market value on the specified date of the share of such stock as determined by the Board in good faith, and at such time as the shares are traded on the National Market System the price for purposes of this paragraph shall be the last reported sales price on the specified date.

2.9 "Incentive Stock Option" means an option within the meaning of Section 422(b) of the Code.

2.10 "Key Employee" means an employee of one of the Companies in the Meridian Group who occupies a responsible executive, managerial, insurance professional, or administrative position and who has the capacity to contribute to the success of the Meridian Group.

2.11 "Meridian  Group"  means  the  Company  and  each  of   its'
     subsidiaries and Meridian Mutual Insurance Company, on and after the Effective Date.

2.12 "Meridian Stock" means common shares of the Company.

2.13 "Nonqualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

2.14 "Option" means both a Nonqualified Stock Option and an Incentive Stock Option to purchase Meridian Stock.

2.15 "Option Price" means the price at which Meridian Stock may be purchased under an Option as provided in Section 5.4.

2.16 "Participant" means a Key Employee to whom an Award has been made under the Plan.

2.17 "Personal Representative" means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award theretofore granted or made to such Participant.

2.18 "Plan"  means  Meridian Insurance Group, Inc. 1996  Employee
     Incentive Stock Plan.

2.19 "Reload Option" means an Option described in Section 5.7 of the Plan.

2.20 "Restricted Stock" means Meridian Stock subject to the terms and conditions of Sections 6.1 through Section 6.6 of the Plan.

2.21 "Restricted  Stock  Award"  means  an  Award  granted  under
     Sections 6.1 through 6.6 of the Plan.

2.22 "Restriction Period" means a period of time determined under
     Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

2.23 "SAR" means a stock appreciation right granted under  Section 5.10.

2.24 "Stock Award" means an Award in the form of Meridian Stock as described under Section 6.7 of the Plan.

2.25 "Stock Option Agreement" means an agreement entered into between a Participant and the Company under Section 5.3.

2.26 "Subsidiary" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company or Meridian Mutual Insurance
     Company.

2.27 "Tandem  SAR" means a stock appreciation right described  in
     Section 5.9 of the Plan.

                           ARTICLE III

                         Administration

3.1 Committee to Administer. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

     A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.

3.2 Powers of Committee. (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Employees who shall receive an Award, the time or times when such Award shall be made, and the type of Award to be granted.

          (b) The Committee shall determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purpose of the plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, or (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.

                           ARTICLE IV

                             Awards

4.1 Awards. Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Key Employee.

4.2 Eligibility For Awards. An Award may be made to any Key Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Key Employee, his or her present and potential contributions to the success of the Meridian Group, the value of his or her services to the Meridian Group, and such other factors deemed relevant by the Committee.

4.3 Shares Available Under the Plan. The Meridian Stock to be offered under the Plan pursuant to Options, Tandem SARs, Restricted Stock Awards, and Stock Awards may be authorized but unissued Meridian Stock or Meridian Stock previously issued and outstanding and reacquired by the Company.
     Subject to adjustment under Section 7.2, no more than an aggregate of 750,000 shares of Meridian Stock shall be issuable upon exercise of Options (including Reload Options) and Tandem SARs and pursuant to Restricted Stock Awards and Stock Awards granted under the Plan. SARs with respect to no more than 250,000 shares of Meridian Stock may be granted under Section 5.10 of the Plan. Any shares of Meridian Stock subject to an Option which for any reason is canceled or terminated without having been exercised, or any shares of Restricted Stock which are forfeited, shall again be available for Awards under the Plan. Shares subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan.

                            ARTICLE V

           Stock Options and Stock Appreciation Rights

5.1 Award of Stock Options. The Committee may, from time to time, subject to the provisions of the Plan and such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Key Employee. Awards of Incentive Stock Options and
     Nonqualified Stock Options shall be separate and not in tandem.

5.2 Period of Option. (a) Unless otherwise provided in the related Stock Option Agreement, an Option granted under the Plan shall be exercisable only after twelve months have elapsed from the date of grant. After the twelve-month waiting period, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Stock Option Agreement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

          (b) Except as provided in Section 5.6, an Option may not be exercised by a Participant unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an employee of one of the Companies in the Meridian Group.

5.3  Stock Option Agreement.  Each Option shall be evidenced by a
     Stock Option Agreement, in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

5.4 Option Price, Exercise, and Payment. The Option Price of Meridian Stock under each Option shall be determined by the Committee, but the Option price of Meridian Stock under an Incentive Stock Option shall be a price not less than 100 percent of the Fair Market Value of Meridian Stock at the date such Incentive Stock Option is granted, as determined by the Committee.

     Options may be exercised from time to time by giving written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased. No Option may be exercised for less than ten shares unless the issue of a lesser number is enough to exhaust the Option. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or its equivalent, provided, however, that if the Committee, in its discretion, so provides in the related Stock Option Agreement, the Option Price may be paid in whole or in part through the transfer to the Company of shares of Meridian Stock previously acquired by the Participant, provided the shares so transferred have been held by the Participant for a period of more than one year and, further provided, that no Restricted Stock may be transferred as payment of the Option Price. In the event such Option Price is paid, in whole or in part, with shares of Meridian Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the average of the high and low sales prices of Meridian Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). Such shares must be delivered (along with the portion to be paid in cash) within three days after the date of exercise. If the Participant fails to pay the Option Price within such three-day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the exercise of the Option. The Company shall not issue or transfer Meridian Stock upon exercise of an Option until the Option Price is fully paid.

5.5 Limitations on Exercise of Incentive Stock Options. (a) The aggregate Fair Market value (determined as of the time such Option is granted) of Meridian Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of the Company, and its Subsidiaries) shall not exceed $100,000.

          (b) An Incentive Stock Option shall not be awarded to any Key Employee who, at the time of award, owns Meridian Stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

5.6 Termination of Employment. (a) If a Participant shall cease to be employed by a Company in the Meridian Group for reasons other than (i) death, (ii) discharge for cause, or
     (iii)  voluntary  action  of  the  Participant  without  the written consent of the President of the Company (or the President's delegate), the Participant may exercise an
     Option at any time within three years after such termination, to the extent of the number of shares covered by such Option which were purchasable at the date of such termination; provided, however, that an Option shall be so exercisable only until the earlier of the expiration of such three-year period or the expiration date of such Option.

(b) If a Participant shall cease to be employed by a Company in the Meridian Group either (i) for cause or (ii) by voluntary action of the Participant without the written consent of the President of the Company (or the President's delegate), any Options of such Participant shall expire and any rights thereunder shall terminate immediately.

(c) Should a Participant die either while in the employ of a Company in the Meridian group or after termination of such employment (other than discharge for cause or by voluntary action of the Participant without the written consent of the President of the Company or the President's delegate), the Option rights of such deceased Participant may be exercised by his or her Personal Representative until the earlier of one year after the Participant's death or three years after his or her termination of employment to the extent of the number of shares covered by such Option which were purchasable at the date of such death except that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

     If a Participant who was granted an Incentive Stock Option should die within thirty days prior to the expiration date of such Option, if on the date of death the Participant was then entitled to exercise such Option, and if the Option expires without being exercised, the Personal Representative of the Participant shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option) of Meridian Stock subject to the Option exceeds the Option Price.

5.7 Reload Option (a) Concurrently with the award of Options to a Participant under the Plan the Committee may authorize Reload Options to purchase for cash or shares a number of shares of Meridian Stock. The number of Reload Options shall equal:

                      (i)   the number of shares of Meridian Stock
               used to exercise the underlying Options and

                      (ii)  to  the  extent  authorized  by   the
               Committee, the number of shares of Meridian Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of underlying Options or Reload Options through the use of shares of Meridian Stock held by the optionee for at least 12 months or such longer period as determined by the Committee. Notwithstanding the fact that the underlying option may be an Incentive Stock
               Option, a Reload Option may qualify as an "incentive stock option" subject to Section 422 of the Internal Revenue Code of 1986.

          (b) Each Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Options. Upon the exercise of an underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement.

          (c) The option price per share of Meridian Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Meridian Stock on the date the grant of the Reload Option becomes effective.

          (d) Each Reload Option is fully exercisable six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining option term of the underlying Option.

          (e) The Committee may in its discretion limit the number of Reload exercises available to a Participant, or restrict the availability of a Reload Option until a specified level of stock price appreciation occurs in the underlying Options.

5.8 Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any shares of Meridian Stock covered by an Option until the issuance of a stock certificate to the Participant representing such shares.

5.9 Award of Tandem SARs. (a) At any time prior to six months before an Option's expiration date, the Committee may award to the Participant a Tandem SAR related to the Option.

          (b) The Tandem SAR shall represent the right to receive payment of an amount equal to the amount, if any, by which the average of the high and low sales prices of Meridian Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System on the trading day immediately preceding the date of exercise of the Tandem SAR exceeds the Option Price.

          (c)  Tandem SARs shall be evidenced by either the Stock
          Option Agreement or a separate agreement between the Company and the Participant.

          (d) A Tandem SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, except that the Committee may prescribe additional conditions and limitations on the exercise of any Tandem SAR. A Tandem SAR shall be transferable only when the related Option is transferable, and under the same conditions. The exercise of a Tandem SAR shall cancel the related Option. Tandem SARs may be exercised only when the value of a share of Meridian Stock subject to the related Option exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.9(b).

          (e) A Tandem SAR shall be exercisable only by written notice to the Treasurer of the Company and only to the extent that the related Option is exercisable. However, a Tandem SAR shall in no event be exercisable during the first six months of its term, except in the event of death or disability of the Participant prior to the expiration of such six-month period.

          (f) All Tandem SARs shall automatically be exercised on the last trading day prior to the expiration of the related Option, so long as the value of a share of Meridian Stock exceeds the Option Price, unless prior to such day the holder instructs the Treasurer otherwise in writing. Such value shall be determined in the manner specified in Section 5.9(b).

          (g) Payment of the amount to which a Participant is entitled upon the exercise of a Tandem SAR shall be made in cash, Meridian Stock, or partly in cash and partly in Meridian Stock, as the Committee shall determine at the time of the Award. To the extent that payment is made in Meridian Stock, the shares shall be valued in the manner specified in Section 5.9(b).

          (h) Each Tandem SAR shall expire on a date determined by the Committee at the time of Award, or, if later, upon the termination of the related Option.

5.10 Stock Appreciation Rights (a) Participants may be awarded SARs for a period of five years or such shorter period greater than six months as may be determined by the Committee (the "Designated Period"). That Designated Period may vary as among Participants and as among Awards to a Participant. At the end of the Designated Period with respect to a Participant, that Participant shall receive an amount equal to the appreciation in market value of his or her SARs as determined in Section 5.10(b) of the Plan. That amount shall be payable in cash, Meridian Stock, or partly in cash and partly in Meridian Stock (as determined in its sole discretion by the Committee). The value of any shares of Meridian Stock so payable shall be measured by the Fair Market Value of Meridian Stock on the day on which the Designated Period ends. No fractional shares shall be issued but a Participant shall be entitled to a cash adjustment for a fractional share that would otherwise be issued.

          (b) The market value of one SAR on a valuation date for purposes of the Plan shall be considered to be the Fair Market Value of one share of Meridian Stock on that valuation date. The market value of SARs held by a Participant on a valuation date shall be determined by multiplying the number of SARs held by that
          Participant by the market value of one SAR on that valuation date. The appreciation in market value of SARs for purposes of determining payments to be made to a Participant shall be measured by determining the market value of SARs held by that Participant on the day on which the Designated Period of those SARs ends and subtracting from that the market value of the same SARs on the date awarded to that Participant. The measurement of appreciation shall be made separately with respect to each separate award of SARs.

          (c) The SARs shall be used solely as a device for the measurement and determination of the amount to be paid to Participants. The SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Participants' rights hereunder are limited to the rights to receive cash and shares of Meridian Stock as provided in this Plan.

          (d)   In  the  event  of  an adjustment  of  shares  of
          Meridian Stock pursuant to Section 7.2, the number of SARs of a Participant and the maximum number of SARs and shares of Meridian Stock provided in Section 4.3 shall be adjusted in the same manner as shares of
          Meridian  Stock  reflected  by  those  SARs  would   be
          adjusted.

5.11 Rules Relating to Exercise. In the case of a Participant subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, no Tandem SAR, SAR or other stock appreciation right (referred to in Rule 16b-3(e) or any successor rule under the Securities Exchange Act of 1934, as amended (collectively, a "Stock Appreciation Right") shall be exercised except in compliance with any applicable requirements of Rule 16b-3 or any successor rule. If a full or partial settlement in cash would result, (i) such a Participant may not exercise a Stock Appreciation Right or any related Option during the first six months of the term of the Stock Appreciation Right or Option to be exercised; and (ii) such a Participant may exercise a Stock Appreciation Right only either: (A) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, unless a different period is specified by Rule 16b-3(e) or any successor rule; (B) pursuant to an irrevocable election to exercise made at least six months in advance of the effective date of the election, which election shall be subject to the consent or disapproval of the Committee; or (C) pursuant to an election to exercise incident to death, retirement, disability or termination of employment.

                           ARTICLE VI

                Stock and Restricted Stock Awards

6.1  Award  of Restricted Stock.  (a)  The Committee may  make  a
     Stock Award or Restricted Stock Award or both to any Participant, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

          (b) Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Company.

6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.
     Restriction Periods, when established for each Restricted Stock Award, shall not be changed except as permitted by
     Section 6.3.

6.3 Other Terms and Conditions. Meridian Stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who receives the Restricted Stock Award. Such certificate shall be deposited with the Company as provided in Section 6.1(b). The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Meridian Stock and all other shareholder's rights, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Meridian Stock during the Restriction Period, and (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award.

6.4 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

6.5 Termination of Employment. The Committee may, in its sole discretion, establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death, or otherwise) of a Participant prior to the expiration of the Restriction Period.

6.6 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Meridian Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Meridian Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Restricted Stock Award Agreement.

6.7 Unrestricted Stock Award. (a) Grant or Right to Receive. The Committee, in its sole discretion, (a) may offer a Participant who has earned a cash bonus or other cash incentive award the right to receive payment of such bonus or incentive award in the form of Meridian Stock, or (b) may require a Participant who has earned a cash bonus or other cash incentive award to take payment of such bonus or incentive award in the form of Meridian Stock. Such Stock Award of shares of Meridian Stock shall be valued at the Fair Market Value of such shares on the date or dates the cash compensation would otherwise be paid and shall not be subject to the restrictions set forth in Sections 6.1 - 6.6 of the Plan.

     (b) Participant Election. With respect to paragraph (a) of this Section 6.7, the Participant shall communicate his choice of cash or a Stock Award by an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee. With respect to any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, such irrevocable election shall become effective no earlier than six months and one day following the date of the election; to change an election such Participant must make a new irrevocable election which shall be effective six months and one day following the date of the new irrevocable election.

                           ARTICLE VII

                    Miscellaneous Provisions

7.1 Nontransferability. No Award under the Plan shall be transferable by the Participant otherwise than by will or laws of descent and distribution or pursuant to a qualified domestic relations order. All Awards shall be exercisable or received during the Participant's lifetime only by such Participant or his Personal Representative. Any transfer contrary to this Section 7.1 will nullify the Award.

7.2 (a) Recapitalization. The aggregate number of shares of Meridian Stock which may be the subject of an Award, the number of shares covered by each outstanding Award, and the terms thereof relating to the value of Meridian Stock, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Meridian Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend, or other increase or decrease in the shares of Meridian Stock effected without receipt of consideration by the Company. In the event that, prior to the delivery by the Company of the Meridian Stock remaining under any Award, there shall be a capital reorganization or reclassification of the Company resulting in a substitution of other shares for common shares, there shall be substituted for Meridian Stock the number of substitute shares which would have been issued in exchange for the common shares then remaining under the Award if such common shares had been then issued and outstanding.

          (b) Merger, Dissolution. If the Company shall enter into any agreement providing for the merger or consolidation of the Company with or into any other person, regardless of whether or not the Company shall be the surviving or resulting corporation as a consequence of such merger or consolidation, the Company shall have the right to terminate all outstanding Agreements entered into pursuant to Awards and to thereby terminate all rights of the Participants thereunder on thirty (30) days written notice to each Participant; provided, however, that if such merger or consolidation is not consummated within 180 days from the date of the notice, all Agreements so terminated shall be deemed to have been continuously in effect since the date of execution thereof. In the event of a dissolution or liquidation of the Company, the Company shall give thirty (30) days written notice thereof to each Participant, and all rights of the Participants under all outstanding Agreements entered into pursuant to an Award shall be deemed to be terminated upon such dissolution or liquidation.

7.3  Amendment,  Suspension, and Termination of  Plan.   (a)  The
     Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval, (i) except as provided in Section 7.2, materially increase the number of shares of Meridian Stock which may be issued under the Plan (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan. (iv) make any other change that would disqualify the Plan for purposes of the exemption provided by Rule 16b-3(d)(3) of the Securities and Exchange Commission, (v) reduce the Option Price of an Incentive Stock Option below the Fair Market Value of Meridian Stock on the day an Incentive Stock Option is awarded, (vi) permit the award of Tandem SARs other than in tandem with an Option, (vii) permit the exercise of an SAR during the first six months of its term except as otherwise provided herein, (viii) permit the exercise of an Option or Tandem SAR without surrender of the related Tandem SAR or Option, respectively, or (ix) extend the termination date of the Plan. No such amendment, suspension, or termination shall alter or impair any outstanding Award without the consent of the Participant affected thereby.

(b) With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award as so modified or amended, including without limitation, to change the date or dates as of which such Options, Tandem SARs or SARs may be exercised or to remove the restrictions on shares of Restricted Stock.

7.4 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Key Employees to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Key Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Employees are similarly situated.

7.5 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Meridian Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.6 Securities Act of 1933. Upon issuance of Meridian Stock to the Participant, or his heirs, the recipient of that stock shall represent that the shares of stock are taken for investment and not resale and make those other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 or any applicable state securities laws or to permit registration of the shares and shall represent that he or she shall not dispose of those shares in violation of the Securities Act of 1933. The Company reserves the right to place a legend on any stock certificate issued under the Plan to assure compliance with this paragraph. No shares of Meridian Stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.

7.7 Withholding of Tax. (a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Meridian Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall have the right to deduct any such taxes from the salary of the Participant.

     (b) Payment in Meridian Stock. A Participant my elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Meridian Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) sufficient to cover the amount required to be withheld, or (ii) transferring to the Company shares of Meridian Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) sufficient to cover the amount required to be withheld. With respect to any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the following additional restrictions shall apply:

            (A) The election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 7.7 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for federal income tax purposes;

          (B)  Such election shall be irrevocable;

           (C) Such election shall be subject to the consent or disapproval of the Committee; and

           (D) The Meridian Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the Participant for at least six months from the date of grant of the Award.

7.8 No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company, Meridian Mutual Insurance Company, or any Subsidiary of either.

7.9  Insofar  as  Key  Employees who are  directors  or  officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, are concerned (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 and its successors; (ii) all transactions involving Key Employees
     who              are              directors               or
     officers are subject to such conditions, regardless of whether such conditions are expressly set forth in the Plan; and
     (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Key Employees who are directors or officers.